Exhibit 10.3

APPLE REIT NINE, INC.

2008 INCENTIVE PLAN

EFFECTIVE                     , 2008

APPLE REIT NINE, INC.

2008 INCENTIVE PLAN

EFFECTIVE , 2008

1. Purpose. The purpose of this Apple REIT Nine, Inc. 2008 Incentive Plan (the “Plan”) is to further the long term stability and financial success of Apple REIT Nine, Inc. (the “Company”) by attracting and retaining key employees and other service providers through the use of equity incentives. It is believed that ownership of Company equity will stimulate the efforts of those service providers of the Company upon whose judgment and interest the Company is and will be largely dependent for the successful conduct of its business. It is also believed that Incentive Awards granted to such service providers under this Plan will strengthen the desire of the service providers to remain with the Company and will further the identification of those service providers’ interests with those of the Company’s shareholders. The Plan is intended to conform to the provisions of Securities and Exchange Commission Rule 16b-3 of the Act.

2. Definitions. As used in the Plan, the following terms have the meanings indicated:

(a) “Act” means the Securities Exchange Act of 1934, as amended.

(b) “Applicable Withholding Taxes” means the aggregate amount of federal, state and local income and payroll taxes that an Employer is required to withhold in connection with any exercise of an Option or any lapse of restrictions on Restricted Units.

(c) “Board” means the board of directors of the Company.

(d) “Change of Control” means:

(i) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 35% or more of either the then outstanding common shares of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding for this purpose, any such acquisition by the Company or any of its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding common shares of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding common shares of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be; or

(ii) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board during any 12-month period, provided that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act); or

(iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common shares and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means the committee appointed by the Board as described under Section 13.

(g) “Company” means Apple REIT Nine, Inc., a Virginia corporation.

(h) “Date of Grant” means, with respect to an award of Restricted Units, the date on which the Restricted Units are granted by the Committee. With respect to an Option, Date of Grant means the date on which the Committee completes the corporate action constituting an offer of stock for sale to a Participant under the terms and conditions of the Option, unless the Committee provides in writing at the time of the corporate action that the Option is to be granted as of a later date.

(i) “Disability” or “Disabled” means that the participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Employer.

(j) “Employee” means a Service Provider who is a common-law employee of a Service Recipient.

(k) “Employer” means a Service Recipient that employs one or more Service Providers who are Employees.

(l) “Fair Market Value” means, on any given date, (i) if Units are traded on an exchange, the closing registered sales prices of the Units on such day on the exchange on which it generally has the greatest trading volume, (ii) if the Units are traded on the over-the-counter market, the average between the closing bid and asked prices on such day as reported by NASDAQ, or (iii) if the Units are not traded on any exchange or over-the-counter market, the fair market value shall be determined by the Board using the reasonable application of a reasonable valuation method consistent with the requirements of Treasury Regulations section 1.409A-1(b)(5)(iv)(B).

(m) “Incentive Award” means, collectively, the award of an Option or Restricted Units under the Plan.

(n) “Initial Closing” means the first closing of the Offering that will occur after the Minimum Offering is achieved.

(o) “Insider” means a person subject to Section 16(b) of the Act.

(p) “Minimum Offering” means the sale of 9,523,810 Units of the Company pursuant to the Offering.

(q) “Nonstatutory Stock Option” means an Option that does not meet the requirements of Code section 422, or, even if meeting the requirements of Code section 422, is not intended to be an incentive stock option and is so designated.

(r) “Offering” means, collectively, (1) the sale of up to $2,000,000,000 to the public and the registration of such units with the Securities and Exchange Commission, as authorized by resolutions of the Board dated November 8, 2007 (the “Initial Offering”), and (2) the issuance of any additional Units of the Company as authorized by resolutions of the Board from time to time, which issuance occurs before the termination of this Plan (the “Additional Offerings”).

(s) “Option” means a right to purchase Units granted under the Plan, at a price determined in accordance with the Plan.

(t) “Participant” means any Service Provider who receives an Incentive Award under the Plan.

(u) “Related Company” means any corporation or other entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest in another corporation or other entity in the chain, beginning with the corporation or other entity in which the Company has a controlling interest. For this purpose, “controlling interest” is intended to have the same meaning as in Treasury Regulations section 1.409A-1(b)(5)(E)(1).

(v) “Restricted Units” means Units awarded upon the terms and subject to the restriction set forth in Section 6.

(w) “Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 enacted after the effective date of the Plan’s adoption.

(x) “Service Provider” means an Employee, director, advisor, consultant or other natural person employed by or providing bona fide services to the Company or a Related Company, provided that, (i) if the Units are traded on an exchange or the over-the-counter market, such person would satisfy the definition of “employee” as provided in Section A.1.(a)(1) of the General Instructions to Form S-8 under the Securities Act of 1933, and (ii) if the Units are not traded on any exchange or the over-the-counter market, such person would satisfy the requirements of Rule 701 under the Securities Act of 1933.

(y) “Service Recipient” means the Company and each Related Company for which one or more Service Providers provides services.

(z) “Treasury Regulations” mean the final, temporary or proposed regulations issued by the Treasury Department and/or Internal Revenue Service as codified in Title 26 of the United States Code of Federal Regulations.

(aa) “Unit” means one common share and one Series A preferred share, no par value, of the Company. If the par value of the common shares or Series A preferred shares is changed, or in the event of a change in the capital structure of the Company (as provided in Section 12), the Units resulting from such a change shall be deemed to be Units within the meaning of the Plan.

(bb) “Window Period” means the period beginning on the third business day and ending on the twelfth business day following the release for publication of quarterly or annual summary statements of the Company’s sales and earnings. The release for publication shall be deemed to have occurred if the specified financial data (i) appears on a wire service, (ii) appears in a financial news service, (iii) appears in a newspaper of general circulation, or (iv) is otherwise made publicly available.

3. General. The following types of Incentive Awards may be granted under the Plan: Options and Restricted Units. Options granted under the Plan shall be Nonstatutory Stock Options.

4. Securities. Subject to Section 12 of the Plan, there shall be reserved for issuance under the Plan an aggregate of (1) 35,000 Units plus (2) 4.625% of the number of Units sold in the Initial Offering in excess of the Minimum Offering plus (3) 5.0% of the total number of Units sold in the Additional Offerings, which shall be authorized, but unissued Units. Units allocable to Options or Restricted Units or portions thereof granted under the Plan that expire, are forfeited or otherwise terminate unexercised may again be subjected to an Incentive Award under the

Plan. For purposes of determining the number of Units that are available for Incentive Awards under the Plan, such number shall, to the extent permissible under Rule 16b-3, include the number of Units surrendered by an optionee or retained by the Company in payment of Applicable Withholding Taxes.

5. Eligibility.

(a) All present and future Service Providers of the Company or any Related Company (whether now existing or hereafter created or acquired) who hold positions with management responsibilities with the Company or any Related Company shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 13, to select eligible Service Providers to receive Incentive Awards and to determine for each Service Provider the terms and conditions, the nature of the award and the number of Units to be allocated to each Service Provider as part of each Incentive Award.

(b) The grant of an Incentive Award shall not obligate a Service Recipient to pay a Service Provider any particular amount of remuneration, to continue the services of the Service Provider after the grant or to make further grants to the Service Provider at any time thereafter.

6. Restricted Unit Awards.

(a) Whenever the Committee deems it appropriate to grant Restricted Units, notice shall be given to the Participant stating the number of Restricted Units granted and the terms and conditions to which the Restricted Units are subject. This notice, when accepted in writing by the Participant shall become an award agreement between the Company and the Participant and certificates representing the Units shall be issued and delivered to the Participant. Restricted Units may be awarded by the Committee in its discretion without cash consideration.

(b) Restricted Units issued pursuant to the Plan shall be subject to the following restrictions:

(i) No Restricted Units may be sold, assigned, transferred or disposed of by an Insider within a six-month period beginning on the Date of Grant, and Restricted Units may not be pledged, hypothecated or otherwise encumbered within a six-month period beginning on the Date of Grant if such action would be treated as a sale or disposition under Rule 16b-3.

(ii) No Restricted Units may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such Units as set forth in the Participant’s award agreement have lapsed pursuant to paragraph (d) below.

(iii) If a Participant ceases to provide services to any Service Recipient, the Participant shall forfeit any Restricted Units on which the restrictions have not lapsed pursuant to paragraph (d) below on the date such Participant ceases to provide services.

(c) Upon the acceptance by a Participant of an award of Restricted Units, such Participant shall, subject to the restrictions set forth in paragraph (b) above, have all the rights of a shareholder with respect to such Restricted Units, including, but not limited to, the right to vote such Units and the right to receive all dividends and other distributions paid thereon. Dividends or other distributions paid in Units shall be subject to the same restrictions set forth in the Participant’s award agreement as the Restricted Units with respect to which the dividends or other distributions have been paid. Dividends or other distributions paid in cash shall be paid at the same time and under the same conditions as such dividends or other distributions are paid to the holders of record of Units. Certificates representing Restricted Units shall bear a legend referring to the restrictions set forth in the Plan and the Participant’s award agreement.

(d) The Committee shall establish as to each award of Restricted Units the terms and conditions upon which the restrictions set forth in the Participant’s award agreement shall lapse. Such terms and conditions may include, without limitation, the lapsing of such restrictions as a result of the Disability, death or retirement of the Participant or the occurrence of a Change of Control.

(e) Each Participant who is an Employee shall agree at the time his Restricted Units are granted, and as a condition thereof, to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate free of a legend reflecting the restrictions set forth in paragraph (b) above shall be issued to such Participant.

7. Options.

(a) Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of Units for which Options are granted, the Option price per Unit, and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become an option agreement between the Company and the Participant.

(b) The exercise price of Units of the Company covered by an Option shall not be, and shall never become, less than 100% of the Fair Market Value of such Units on the Date of Grant.

(c) Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant’s Option agreement; provided that no Option may be exercised after ten years from the Date of Grant.

(d) Unless a Participant’s Option agreement otherwise provides:

(i) no Option shall vest and become exercisable unless the Participant is providing services to a Service Recipient on the vesting date and has been providing services to a Service Recipient at all times since the Date of Grant;

(ii) if a Participant’s services with all Service Recipients terminate other than by reason of his Disability or death at a time when the Participant holds an Option that is exercisable (in whole or in part), the Participant may exercise any or all of the exercisable portion of the Option (to the extent exercisable on the date on which the Participant’s services terminate) within 60 days after the date on which the Participant’s services terminate;

(iii) if a Participant’s services with all Service Recipients terminate by reason of his Disability at a time when the Participant holds an Option that is exercisable (in whole or in part), the Participant may exercise any or all of the exercisable portion of the Option (to the extent exercisable on the date on which the Participant’s services terminate due to Disability) within 180 days after the date on which the Participant’s services terminate due to Disability;

(iv) if a Participant’s services with all Service Recipients terminate by reason of his death at a time when the Participant holds an Option that is exercisable (in whole or in part), the Option may be exercised (to the extent exercisable on the date of death) within 180 days after the date of the Participant’s death by the person to whom the Participant’s rights under the Option shall have passed by will or by the law of descent and distribution.

Notwithstanding the foregoing, the Committee may at any time, in its sole discretion, modify any of the foregoing requirements, provided that the modification is set forth in the terms and conditions of the Option agreement between the Company and the Participant.

(d) Notwithstanding the foregoing, no Option shall be exercisable by an Insider within the first six months after it is granted (as determined under Rule 16b-3 of the Act); provided that, this restriction shall not apply if the Participant becomes Disabled or dies during the six-month period.

(e) The Committee may, in its discretion, grant Options that by their terms become fully exercisable upon a Change of Control, notwithstanding other conditions on exercisability in the option agreement.

8. Method of Exercise of Options.

(a) Options may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of Units the Participant has elected to purchase under the Option. Such notice shall be effective only if accompanied by the exercise price in full in cash; provided that, if the terms of an Option so permit, the Participant may (i) deliver Units (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price, (ii) for a Participant other than a director or executive officer (or equivalent thereof) within the meaning of Section 13(k)(1) of the Act, deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Units or a loan secured by Units, the amount necessary to pay the exercise price and, if required by the terms of the Option, Applicable Withholding Taxes, or (iii) may use any other methods of payment as the Committee, at its discretion, deems appropriate.

(b) The Company may place on any certificate representing Units issued upon the exercise of an Option any legend deemed desirable by the Company’s counsel to comply with federal or state securities laws, and the Company may require a customary written indication of the Participant’s investment intent. Until the Participant has made any required payment, including any Applicable Withholding Taxes, and has had issued a certificate for the Units acquired, he shall possess no shareholder rights with respect to the Units. The Company may suspend the right to exercise an Option at any time when the Company determines that allowing the exercise and issuance of Units would violate any federal or state securities or other laws. The Committee may provide that any time periods to exercise the Option are extended during a period of suspension.

(c) As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, if the Option so provides, a Participant who is an Employee may, subject to the provisions set forth below, elect to (i) deliver already owned Units or (ii) have the Employer retain that number of Units that would satisfy all or a specified portion of the Applicable Withholding Taxes. The Committee shall have sole discretion to approve or disapprove any such election. If the Participant is an Insider, the following provisions apply to elections to satisfy Applicable Withholding Taxes, to the extent required by Rule 16b-3:

(i) The Participant’s election to have the Employer retain from the Units to be issued upon exercise of an Option the number of Units that would satisfy Applicable Withholding Taxes must be made at least six months after the Option was granted and either:

(A) during a Window Period; or

(B) at least six months before the amount of Applicable Withholding Taxes is calculated.

(ii) The Participant’s election must be irrevocable.

(iii) Notwithstanding any of the foregoing provisions, the manner and timing of elections may be varied from those provided, and elections previously made as irrevocable may be revoked, if such variance or revocation is permissible under Rule 16b-3.

(d) Notwithstanding anything herein to the contrary, Options shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.

9. Nontransferability of Options. Options by their terms shall not be transferable except by will or by the laws of descent and distribution or, if permitted by Rule 16b-3, pursuant to a qualified domestic relations order (as defined in Code section 414(p)) (“QDRO”) and shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permitted by Rule 16b-3, an alternate payee under a QDRO, or by his guardian, duly authorized attorney-in-fact or other legal representative.

10. Modification and Extension of Options Prohibited.

(a) Notwithstanding any provision of this Plan or any Option agreement to the contrary, (i) no Modification shall be made in respect to any Option if such Modification would result in the Option constituting a deferral of compensation, and (ii) no Extension shall be made in respect to any Option, if such Extension would result in the Option having an additional deferral feature from the Date of Grant, in each case within the meaning of applicable Treasury Regulations under Code section 409A.

(b) Subject to subsection (d) below, a “Modification” for purposes of subsection (a) means any change in the terms of the Option (or change in the terms of the Plan or applicable Option agreement) that may provide the holder of the Option with a direct or indirect reduction in the exercise price of the Option, regardless of whether the holder in fact benefits from the change in terms.

(c) Subject to subsection (d) below, an “Extension” for purposes of subsection (a) means either (i) the provision to the holder of an additional period of time within which to exercise the Option beyond the time originally prescribed, or (ii) the conversion or exchange of the Option for a legally binding right to compensation in a future taxable year, or (iii) the addition of any feature for the deferral of compensation to the terms of the Option, or (iv) any renewal of the Option that has the effect of (i) through (iii) above.

(d) Notwithstanding subsections (b) and (c) above, it shall not be a Modification or an Extension, respectively, to change the terms of an Option in accordance with Section 13 of the Plan, or in any of the other ways or for any of the other purposes provided in applicable Treasury Regulations or other guidance under Code section 409A as not resulting in a Modification or Extension for purposes of that section.

In particular, it shall not be an Extension to extend the exercise period of an Option to a date no later than the earlier of (i) the latest date upon which the Option could have expired by its original terms under any circumstances or (ii) the 10th anniversary of the original Date of Grant.

11. Effective Date of the Plan. This Plan was originally effective on                 , 2008, having been approved by the shareholders of the Company on such date. Until the requirements of any applicable state or federal securities laws have been met, no Option shall be exercisable and no Restricted Units shall be awarded that is not contingent on the satisfaction of these requirements. If at any time subsequent to the initial satisfaction of these requirements, the requirements of any applicable federal or state securities laws fail to be met, no Restricted Units shall be awarded and no Option granted shall be exercisable until the Committee has determined that these requirements have again been met.

12. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the earlier of close of business on which the Company’s existence terminates (provided, however, that if the existence of the Company terminates and is reinstated as permitted by law, the Plan shall continue during the effective period of any reinstatement, subject to earlier termination pursuant to action of the Board). No Incentive Awards shall be made under the Plan after its termination. The Board may terminate the Plan or amend the Plan in such respects as it shall deem advisable; provided that, if and to the extent required by Rule 16b-3 of the Act, no change shall be made that increases the total number of Units reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 13), materially modifies the requirements as to eligibility for participation in the Plan, or materially increases the benefits accruing to Participants under the Plan, unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Incentive Awards as it deems appropriate to ensure compliance with Rule 16b-3 of the Act and other applicable federal or state securities laws and to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect the Participant’s rights under an Incentive Award previously granted to him.

13. Change in Capital Structure.

(a) In the event of a stock dividend, stock split or combination of stock, recapitalization or merger in which the Company is the surviving corporation or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common shares or preferred shares of the Company), the number and kind of units or other securities to be subject to the Plan and to Incentive Awards then outstanding or to be granted thereunder, the maximum number of units or securities which may be delivered under the Plan, the exercise price of Options and other relevant terms of the Plan and any Incentive Award shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional units or other securities with respect to any unexercised Option, the Committee shall round down the number of units or other securities covered by the Option so as to eliminate the fractional unit or other security.

(b) If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding Units by a single person or entity, or a sale or transfer of substantially all of the Company’s assets, the Committee may take such actions with respect to outstanding Incentive Awards as the Committee deems appropriate, consistent with applicable provisions of the Code and any applicable federal or state securities laws.

(c) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.

14. Administration of the Plan. The Plan shall be administered by the Committee, which shall consist of not less than two members of the Board, who shall be appointed by the Board. The Committee shall have general authority to impose any limitation or condition upon an Incentive Award the Committee deems appropriate to achieve the objectives of the Incentive Award and the Plan and, without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

(a) The Committee shall have the power and complete discretion to determine (i) which eligible Employees shall receive Incentive Awards and the nature of each Incentive Award, (ii) the number of Units to be covered by each Incentive Award, (iii) the Fair Market Value of the Units, (iv) the time or times when an Incentive Award shall be granted, (v) whether an Incentive Award shall become vested over a period of time and when it shall be fully vested, (vi) when Options may be exercised, (vii) whether a Disability exists, (viii) the manner in which payment will be made upon the exercise of Options, (ix) conditions relating to the length of time before disposition the Units received upon the exercise of Options is permitted, (x) whether to approve a Participant’s elections under the Plan, (xi) notice provisions relating to the sale of Units acquired under the Plan, and (xii) any additional requirements relating to Incentive Awards that the Committee deems appropriate. To the extent permitted under Section 10 of the Plan, the Committee shall have the power to amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 of the Act or other applicable federal or state securities laws or to meet the requirements of the Code and regulations thereunder.

(b) The Committee may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

(d) The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee. Insofar as it is necessary to satisfy the requirements of Section 16(b) of the Act, no member of the Committee shall be eligible to participate in the Plan or in any other plan of the Company or any parent or subsidiary of the Company that entitles participants to acquire stock, stock options or stock appreciation rights of the Company or any parent or subsidiary of the Company, and no person shall become a member of the Committee if, within the preceding one-year period, the person shall have been eligible to participate in such a plan. In addition, each member of the Committee must be a “Non-Employee Director” as that term is defined in Rule 16(b)(3).

15. Notice. All notices and other communications required or permitted to be given under this Plan be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company – at its principal business address to the attention of the President; (b) if to any Participant – at the last address of the Participant known to the sender at the time the notice or other communication is sent.

16. Governing Law. The terms of this Plan shall be governed by the laws of the Commonwealth of Virginia without regard to conflicts of law. Options and awards of Restricted Units granted under the Plan are not intended to provide for any deferral of compensation that would be subject to Code section 409A.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed this      day of                 , 2008.

APPLE REIT NINE, INC.

By
Glade M. Knight
Chairman of the Board

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